Exhibit 10.1
RESTRICTED STOCK AWARD AGREEMENT
     This Restricted Stock Award Agreement (“Agreement”), dated as of January 1, 2008 (the “Effective Date”) between VERAMARK TECHNOLOGIES, INC., a Delaware corporation (the “Company”), and Anthony C. Mazzullo (“Employee”).
WITNESSETH:
     WHEREAS, the Employee has entered into an Employment Agreement with the Company dated December 17, 2007 pursuant to which the Employee was elected, as of the Effective Date, President and Chief Executive Officer of the Company (“Employment Agreement”); and
     WHEREAS, the Company has adopted the Veramark Technologies, Inc. 1998 Long-Term Incentive Plan, as the same may be amended or restated (the “Plan”), a copy of which has been delivered to the Employee; and
     WHEREAS, pursuant to the Employment Agreement, the Company is obligated to award Two Hundred Thousand (200,000) restricted shares of the Company’s Common Stock; and
     WHEREAS, capitalized terms used but not defined in this Agreement shall have the meanings set forth in the Plan;
     NOW, THEREFORE, the parties, intending to be legally bound, agree as follows:
     1. GRANT OF RESTRICTED STOCK
     Subject to the terms and provisions of the Plan and subject further to the terms and conditions set forth in this Agreement, the Compensation Committee of the Board of Directors (the “Committee”) hereby awards to the Employee, as of the Effective Date, Two Hundred Thousand (200,000) shares (the “Restricted Shares”) of the Company’s Common Stock (the “Common Stock”).
     2. TERMS OF AWARD
          (A) The Company shall direct that a stock certificate or certificates representing shares of Restricted Stock be registered in the name of and issued to the Employee. Such certificate or certificates shall be held in the custody of the Company or its designee until such shares no longer are considered Restricted Stock.
          (B) On or before the issuance of the stock certificate or certificates representing the Restricted Stock, the Employee shall deliver to the Company stock powers endorsed in blank relating to the Restricted Stock, in a form provided by the Company. Employee irrevocably appoints the Company and each of its officers, employees and agents as his true and lawful attorneys with power (i) to sign in Employee’s name and on Employee’s behalf stock certificates and stock powers covering the Restricted Stock and such other documents and instruments as the Committee deems necessary or desirable to carry out the terms of this Agreement, and (ii) to take such other action as the Committee deems necessary or desirable to effectuate the terms of this Agreement. This power, being coupled with an interest, is irrevocable as to any shares of Common Stock so long as they remain Restricted Stock and shall be automatically revoked as to any shares of Common Stock that become Vested Stock. Employee agrees to execute such other stock powers and documents as may be reasonably requested from time to time by the Committee to effectuate the terms of this Agreement.
          (C) Each certificate of the Restricted Stock shall bear the following legend (the “Legend”):
“The ownership and transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions of an agreement entered into between the registered owner and Veramark Technologies, Inc., a copy of which is on file in the executive offices of Veramark Technologies, Inc.”
          In addition, the stock certificate or certificates for the Restricted Stock shall be subject to such stop-transfer orders and other restrictions as the Committee many deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange or securities association upon which the Common Stock is then listed, and any applicable federal or state securities law.
          (D) The Employee shall have all rights and privileges of a stockholder as to the Restricted Stock, including the right to vote and receive cash dividends when declared by the Company, except that the Employee shall not have the right to sell, pledge, assign, transfer, or otherwise encumber or dispose of the Restricted Stock. Any attempt to dispose of shares of Restricted Stock or any interest in such shares in a manner contrary to the restrictions set forth in this Agreement shall be void and of no effect.
          (E) All shares of Common Stock distributed as a dividend or as the result of any stock split or other changes in the Common Stock, if any, with respect to shares of Restricted Stock shall be delivered to and held by the Company and subject to the same restrictions as the shares of Restricted Stock in respect of which the dividend or distribution was made.
          (F) Upon the Restricted Stock becoming Vested Stock, as hereinafter defined, including, but not limited to, the payment by the Employee of all applicable withholding taxes, all restrictions shall be removed from the certificates representing the Restricted Stock and the Company shall deliver or cause to be delivered to the Employee a certificate or certificates for the applicable shares of Vested Stock which shall not bear the Legend and shall issue a certificate in the name of the Employee for the remaining shares of Restricted Stock, to be issued and held in accordance with subsections 2(A) and 2(B) and to be otherwise subject to subsections 2(C), 2(D) and 2(E).

          (G) All unvested shares of Restricted Stock shall be forfeited and the certificates representing such shares returned to the Company and all rights of the Employee with respect to such shares shall terminate in their entirety in the event the Employee’s employment is terminated for any reason, except in the event of Employee’s employment with the Company is terminated by the Company for any reason not specified under Sections 5(a) through 5(c) of the Employment Agreement. In the event Employee’s employment is terminated by the Company for any reason not specified under Sections 5(a) through 5(c) of the Employment Agreement, all unvested shares of Restricted Stock shall become Vested Shares on the effective date of such termination.
     3. VESTING
          (A) The Restricted Stock will be earned over a three year period commencing the Effective Date based on targeted financial and individual performance objectives established annually by the Committee on or before March 31 of each year, as follows:

		Number of Shares of	Number of Shares of
		Restricted Stock	Restricted Stock
	Total Number of	That May Vest If	That May Vest If
	Shares of	Financial	Personal
	Restricted Stock	Performance Targets	Performance Targets
Calendar Year	That May Vest	Are Met	Are Met
2008	66,667	53,333	13,334
2009	66,667	53,333	13,334
2010	66,666	53,333	13,333

          (B) Once earned the shares of Restricted Stock shall be deemed Vested Stock.
          (C) Annually the Committee shall establish (1) financial targets based on net revenue and operating income for each calendar year (each a “Financial Performance Target” and collectively, the ”Financial Performance Targets”); (2) individual performance targets or objectives (collectively, the “Personal Performance Targets”); and (3) minimum threshold objectives that must be achieved for each Financial Performance Target in an applicable year (collectively, the Threshold Performance”).
          (D) If the Threshold Performance is not achieved with respect to any year, the Employee shall be ineligible to earn any shares of Restricted Stock for such year.
          (E) If the Threshold Performance is achieved with respect to any year, the Employee shall be eligible to earn shares as follows:
                (1) With respect to Financial Performance Targets:
                     (a) If at least one of the Financial Performance Targets is met with respect to any year, the maximum number of shares of Restricted Stock shall be deemed earned for that year.

                     (b) If at least eighty-five percent (85%) of one of the Financial Performance Targets is achieved with respect to any year, the actual number of shares (excluding any fractional shares) of Restricted Stock that shall be deemed earned for that year shall equal the maximum number of shares of Restricted Stock that the Employee could have earned reduced by that percentage that the Financial Performance Target fell short. If both Financial Performance Targets exceed at least eighty-five percent (85%) of its applicable target, the Financial Performance Target which is closer to one hundred percent (100%) shall be used to calculate the number of shares of Restricted Stock that shall be issued. By way of example, if the higher Financial Performance Target achieved equaled eighty-eight percent (88%) of the applicable Financial Performance Target, the number of shares of Restricted Stock that shall be deemed earned for that year shall equal 46,933 (53,333 x .88 = 46,933).
                (2) With respect to Personal Performance Targets:
                     (a) If all of the Personal Performance Targets are achieved in any year, the maximum number of shares of Restricted Stock shall be deemed earned.
                     (b) If less than all of the Personal Performance Targets are achieved in any year, the Employee shall not have earned any of the shares of Restricted Stock attributable to Personal Performance Targets for such year.
                (3) If in any year under this Agreement, Employee shall have not earned the maximum number of shares of Restricted Stock with respect to the Financial Performance Targets and/or the Personal Performance Targets for such year, any shares not earned shall be added to the maximum number of shares of Restricted Stock that can be earned in the subsequent year with respect to such category. In any such event, the actual number of shares of Restricted Stock that the Employee may earn with respect to the Financial Performance Targets and/or the Personal Performance Targets in such subsequent year shall be revised to include the number of shares of Restricted Stock not earned in the previous year.
                (4) Any unvested shares of Restricted Stock not earned during the term of this Agreement shall forfeited. Upon forfeiture the certificates representing such shares shall be returned to the Company and the rights with respect to such shares shall terminate in their entirety.
          (F) The Committee shall meet no later than fifteen (15) days after issuance of the audited financial report for the prior calendar year. Any shares of Restricted Stock that become Vested Stock for any year shall be promptly delivered to the Employee.
          (G) The Committee will have full authority and discretion to interpret the provisions of this Agreement, and any decision or determination it shall make will be final.

     4. WITHHOLDING
          (A) The Committee shall determine the amount of any withholding or other tax required by law to be withheld or paid by the Company with respect to any income recognized by the Employee with respect to the Restricted Stock.
          (B) The Employee shall be required to meet any applicable tax withholding obligation in accordance with the provisions of the Plan.
     5. REPRESENTATIONS OF THE EMPLOYEE
     The Employee hereby represents to the Company that the Employee has read and fully understands the provisions of this Agreement and the Plan, and the Employee acknowledges that the Employee is relying solely on his or her own advisors with respect to the tax consequences of this award. Employee further represents that he (i) understands that the Restricted Stock has not been registered under the Securities Act of 1933, as amended; (ii) has had a chance to ask such questions and obtain such information about the Company as he, or his advisors, deemed necessary in order to evaluate an investment in the Company; (iii) is acquiring the shares of Restricted Stock for his own account for investment and not in contemplation of the distribution thereof.
     6. NOTICES
     All notices or communications under this Agreement shall be in writing, addressed as follows:
          To the Company:
Veramark Technologies, Inc.
3750 Monroe Avenue
Pittsford, New York 14534

Attention: Chairman of the Compensation Committee
          To the Employee:
*
*
Any such notice or communication shall be (a) delivered by hand (with written confirmation of receipt) or sent by a nationally recognized overnight delivery service (receipt requested) or (b) be sent certified or registered mail, return receipt requested, postage prepaid, addressed as above (or to such other address as such party may designate in writing from time to time), and the actual date of receipt shall determine the time at which notice was given.
* Indicates expurgated information.

     7. ASSIGNMENT; BINDING AGREEMENT
     This Agreement shall be binding upon and inure to the benefit of the heirs and representatives of the Employee and the assigns and successors of the Company, but neither this Agreement nor any rights hereunder shall be assignable or otherwise subject to hypothecation by the Employee.
     8. ENTIRE AGREEMENT; AMENDMENT
     This Agreement represents the entire agreement of the parties with respect to the subject matter hereof, except that the provisions of the Plan are incorporated in this Agreement in their entirety. In the event of any conflict between the provisions of this Agreement and the Plan, the provisions of the Plan shall control. This Agreement may be amended by the Committee without the consent of the Employee except in the case of an amendment adverse to the Employee, in which case the Employee’s consent shall be required.
     9. GOVERNING LAW
     This Agreement and its validity, interpretation, performance and enforcement shall be governed by the laws of the State of New York other than the conflict of laws provisions of such laws.
     10. SEVERABILITY
     Whenever possible, each provision in this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, then (a) such provision as originally written to the fullest extent permitted by law and (b) all other provisions of this Agreement shall remain in full force and effect.
     11. NO RIGHT TO CONTINUED EMPLOYMENT OR PARTICIPATION; EFFECT ON OTHER PLANS
     This Agreement shall not confer upon the Employee any right with respect to continued employment by the Company nor shall it interfere in any way with the right of the Company to terminate the Employee’s employment at any time pursuant to the provisions of the Employment Agreement. Payments received by the Employee pursuant to this Agreement shall not be included in the determination of benefits under any pension, group insurance or other benefit plan of the Company in which the Employee may be enrolled or for which the Employee may become eligible, except as may be provided under the terms of such plans or determined by the Board.

     12. NO STRICT CONSTRUCTION
     No rule of strict construction shall be implied against the Company, the Committee or any other person in the interpretation of any of the terms of the Plan, this Agreement or any rule or procedure established by the Committee.
     13. FURTHER ASSURANCES
     The Employee agrees, upon demand of the Company or the Committee, to do all acts and execute, deliver and perform all additional documents, instruments and agreements (including, without limitation, stock powers with respect to shares of Common Stock issued as a dividend or distribution on Restricted Stock) which may be reasonably required by the Company or the Committee, as the case may be, to implement the provisions and purposes of this Agreement and the Plan.
     IN WITNESS WHEREOF, the parties have duly executed this Agreement, this 20th day of March 2008.
VERAMARK TECHNOLOGIES, INC.

By:	/s/ Charles A. Constantino
	Name:	Charles A. Constantino
	Title:	Chair, Compensation Committee

EMPLOYEE:

/s/ Anthony C. Mazzullo
Anthony C. Mazzullo